RITTER PHARMACEUTICALS, INC.
1880 CENTURY PARK EAST
SUITE 1000
LOS ANGELES, CA 90067

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/13/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/RTTR2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/13/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR proposals 1 through 5.

		For	Against	Abstain
1	To approve the issuance of shares of Ritter's common stock to Qualigen stockholders pursuant to the merger agreement and the change of control of Ritter resulting from the merger.	☐	☐	☐
2	To approve an amendment to Ritter's certificate of incorporation to effect a reverse stock split of the outstanding shares of Ritter common stock, within a range, as determined by the Ritter board of directors, of one new share for every 25 to 35 (or any number in between) shares outstanding.	☐	☐	☐
3	To approve an amendment to Ritter's certificate of incorporation to effect the change of the name of "Ritter Pharmaceuticals, Inc." to "Qualigen Therapeutics, Inc."	☐	☐	☐
4	To approve the adoption of the Ritter 2020 Stock Incentive Plan.	☐	☐	☐
5	To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposals 1, 2, 3 or 4.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

You may attend and vote via the Internet during the Annual Meeting. Have the information that is printed in the box marked with the arrow on your proxy card and follow the instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000455744_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com

RITTER PHARMACEUTICALS, INC.
Special Meeting of Stockholders
May 14, 2020 at 9:00 AM (PDT)
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Andrew J. Ritter and John W. Beck, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot or otherwise properly presented at the Special Meeting, all of the shares of common stock of RITTER PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 AM (PDT) on May 14, 2020, via a live webcast www.virtualshareholdermeeting.com/RTTR2020, and any adjournment or postponement thereof, with all powers that the undersigned stockholder(s) would possess if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" Proposal 1, 2, 3, 4 and 5.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side